Exhibit (n)(1)
Goldman Sachs Trust
Plan in Accordance with Rule 18f-3
(the “Plan”)
Amended and Restated as of
November 8, 2007
     This Plan is applicable to each series of Goldman Sachs Trust. Unless otherwise determined by the Board of Trustees, each future series will issue multiple classes of shares in accordance with this Plan.
     Each class of shares of each Fund will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses except as set forth below. In addition, extraordinary expenses attributable to one or more classes shall be borne by such classes. The Board of Trustees may determine in the future that other allocations of expenses or other services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Unless a class of shares is otherwise designated, it shall have the terms set forth below with respect to Class A Shares. Except as set forth in a Fund’s prospectus or statement of additional information, shares may be exchanged only for shares of the same class of another Fund or, to the extent permitted by the officers of the Trust, shares of another class of the same Fund. Class C Shares of a Fund may be exchanged for Class A Shares of a Fund as described from time to time in the prospectuses and statements of additional information for such shares.
Institutional Shares
     Institutional Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Institutional Shares are not subject to an Administration, Preferred Administration, Capital Administration, Select, Service, Shareholder Administration, Distribution and Service or (except as described below) Account Service Plan. Institutional Shares of Goldman Sachs U.S. Mortgages Fund and Goldman Sachs Investment Grade Credit Fund are subject to a fee under an Account Service Plan for Institutional Shares. The Institutional Shareholders have exclusive voting rights, if any, with respect to a Fund’s Account Service Plan for Institutional Shares. Institutional Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectuses with respect to Institutional Shares.
Administration Shares
     Administration Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Administration

Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Administration Shares are subject to a fee under an Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Service, Shareholder Administration, Preferred Administration, Capital Administration, Select, Distribution and Service or Account Service Plan. The Administration Shareholders have exclusive voting rights, if any, with respect to a Fund’s Administration Plan. Administration Shares shall be entitled to the shareholder services set forth from time to time in the Funds’ prospectuses with respect to Administration Shares.
Preferred Shares
     Preferred Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Preferred Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Preferred Shares are subject to a fee under a Preferred Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Administration, Capital Administration, Select, Service, Shareholder Administration, Distribution and Service or Account Service Plan. The Preferred Shareholders have exclusive voting rights, if any, with respect to a Fund’s Preferred Administration Plan. Preferred Shares shall be entitled to the shareholder services set forth from time to time in the Funds’ prospectuses with respect to Preferred Shares.
Capital Shares
     Capital Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Capital Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Capital Shares are subject to a fee under a Capital Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Administration, Service, Shareholder Administration, Preferred Administration, Select, Distribution and Service or Account Service Plan. The Capital Shareholders have exclusive voting rights, if any, with respect to a Fund’s Capital Administration Plan. Capital Shares shall be entitled to the shareholder services set forth from time to time in a Funds’ prospectus with respect to Capital Shares.
Service Shares
     Service Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Service Shares are sold only to or through service organizations that have entered into agreements with the Funds. Service Shares are subject to a fee under the Service Plan and Shareholder Administration Plan adopted with respect to the relevant Fund but are not subject to fees under any Administration, Preferred Administration, Capital Administration, Select, Distribution and Service or Account Service Plan. The Service Shareholders have exclusive voting rights, if any, with respect to a Fund’s Service Plan and Shareholder Administration Plan. Service Shares shall be entitled to the shareholder services set forth from time to time in the Funds’ prospectus with respect to Service Shares.
Cash Management Shares
     Cash Management Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Cash Management Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Cash Management Shares are subject to fees under a Service Plan and a Distribution Plan for Cash Management Shares but are not subject to fees under any Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration, Distribution and Service or Account Service Plan. The Cash Management Shares have exclusive voting rights, if any, with respect to a Fund’s Service Plan and Distribution Plan for Cash Management Shares. Cash Management Shares shall be entitled to the shareholder services set forth from time to time in the Funds’ prospectuses with respect to Cash Management Shares.
Select Shares
     Select Shares are sold at net asset value and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Select Shares are sold only to or through certain service organizations that have entered into agreements with the Funds. Select Shares are subject to fees under a Select Plan adopted with respect to the relevant Fund but are not subject to fees under any Administration, Preferred Administration, Capital Administration, Service, Shareholder Administration. Distribution and Service or Account Service Plan. The Select Shareholders have exclusive voting rights, if any, with respect to a Fund’s Select Plan. Select Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectuses with respect to Select Shares.
Separate Account Institutional Shares
     Separate Account Institutional Shares of the Goldman Sachs U.S. Mortgages Fund and Goldman Sachs Investment Grade Credit Fund (as well as any other Fund as hereinafter determined by the Board of Trustees) are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Separate Account Institutional Shares are not subject to an Administration, Preferred Administration, Capital Administration, Select, Service, Shareholder Administration, Distribution and Service or Account Service Plan. Separate Account Institutional Shares shall be entitled to the shareholder services set forth from time to time in the Funds’ prospectuses with respect to Separate Account Institutional Shares.

Class A Shares
     Class A Shares are sold at net asset value per share plus the applicable sales charge as set forth in the relevant Fund’s prospectus. Certain Class A Shares purchased at net asset value may be subject to a contingent deferred sales charge as set forth in the Funds’ prospectuses. Class A Shares are sold subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. Class A Shares are subject to fees under the Distribution and Service Plan adopted with respect to Class A Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration, Service or (except as described below) Account Service Plan or any other Distribution and Service Plan. Class A Shares of Goldman Sachs U.S. Mortgages Fund and Goldman Sachs Investment Grade Credit Fund are subject to a fee under an Account Service Plan for Class A Shares. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class A Shares that is not imposed in connection with other classes of shares. The Class A Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan and Account Service Plan adopted with respect to Class A Shares, subject to the voting rights, if any, granted to the Fund’s other share classes by Rule 18f-3 under the Investment Company Act of 1940. Class A Shares shall be entitled to the shareholder services set forth from time to time in the Funds’ prospectuses with respect to Class A Shares.
Class B Shares
     Class B Shares will be sold at net asset value without a sales charge imposed at the time of purchase. If a shareholder redeems Class B Shares which have been held for less than the time period specified in the applicable prospectus at the time of purchase (the “Purchase Prospectus”), a deferred sales charge, on the terms set forth in the Purchase Prospectus, will be imposed at the time of redemption of such Class B Shares. The deferred sales charge is waived in the circumstances set forth in the relevant Prospectus. In the case of an exchange, a deferred sales charge is not imposed at the time of exchange but may be payable upon subsequent redemption of the Class B Shares acquired on exchange as provided in the Funds’ prospectuses from time to time. Class B Shares, as well as Class B Shares issued upon exchange of or reinvestment of distributions on such Class B Shares, will automatically convert to Class A Shares of the same Fund (Service Shares in the case of Class B Shares issued by any Goldman Sachs Money Market Fund) after such period following purchase as shall be specified in the Purchase Prospectus. Class B Shares are sold subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class B Shares that is not imposed in connection with other classes of shares. Class B Shares are subject to fees under the Distribution and Service Plan adopted with respect to the Class B Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration, Service or Account Service Plan or any other Distribution and Service Plan. The Class B Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan adopted with respect to Class B Shares. Class B Shares are entitled to the shareholder services set forth from time to time in the Funds’ prospectuses with respect to Class B Shares.

Class C Shares
     Class C Shares will be sold at net asset value without a sales charge imposed at the time of purchase. If a shareholder redeems Class C Shares which have been held for less than the time period specified in the applicable prospectus as the time of purchase (the “Purchase Prospectus”), a deferred sales charge, on the terms set forth in the Purchase Prospectus, will be imposed at the time of redemption of such Class C Shares. The deferred sales charge is waived in the circumstances set forth in the relevant Prospectus. In the case of an exchange, a deferred sales charge is not imposed at the time of exchange but may be payable upon subsequent redemption of the Class C Shares acquired on exchange as provided in the Funds’ prospectuses from time to time. Class C Shares have no conversion feature and are subject to distribution and service fees as set forth in the Fund’s prospectuses. Class C Shares are sold subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class C Shares that is not imposed in connection with other classes of shares. Class C Shares are subject to fees under Distribution and Service Plan adopted with respect to the Class C Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration, Service or Account Service Plan or any other Distribution and Service Plan. The Class C Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan adopted with respect to Class C Shares. Class C Shares are entitled to the shareholder services set forth from time to time in the Funds’ prospectuses with respect to Class C Shares.
Class R Shares
     Class R Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class R Shares that is not imposed in connection with other classes of shares. Class R Shares are subject to fees under the Distribution and Service Plan adopted with respect to Class R Shares, on the terms set forth in the relevant Fund’s prospectus, but are not subject to fees under any Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration, Service or Account Service Plan or any other Distribution and Service Plan. The Class R Shareholders have exclusive voting rights, if any, with respect to a Fund’s Distribution and Service Plan with respect to Class R Shares, subject to the voting rights, if any, granted to the Fund’s other share classes by Rule 18f-3 under the Investment Company Act of 1940. Class R Shares shall be entitled to the shareholder services set forth from time to time in the Funds’ prospectuses with respect to Class R Shares.
Class IR Shares
     Class IR Shares are sold at net asset value without a sales charge and are subject to the minimum purchase requirements set forth in the relevant Fund’s prospectus. A wire transfer fee may be imposed in connection with the payment of redemption proceeds from Class IR Shares that is not imposed in connection with other classes of shares. Class IR Shares are not subject to fees under any Administration, Preferred Administration, Capital Administration, Select, Shareholder Administration, Service, Distribution and Service or Account Service Plan. Class IR Shares shall be entitled to the shareholder services set forth from time to time in the Funds’ prospectuses with respect to Class IR Shares.
Transfer Agency Fees
     Transfer agency fees and expenses incurred by the Trust’s portfolios are treated as class expenses.
Expense Allocation
     Expenses that are treated as class expenses under this Plan will be borne by a Fund’s respective share classes. Fund expenses will be allocated daily to the respective share classes in accordance with Rule 18f-3(c) as now or hereafter in effect, subject to the oversight of the Board of Trustees.

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